UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2015 (December 14, 2015)

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 780, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2015, Lucas Energy, Inc. (“we”, “us” and the “Company”), entered into an amendment dated December 14, 2015, to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, both dated November 13, 2014 (the “December 2015 Loan Amendment”), with Louise H. Rogers (“Rogers”), our senior lender. Pursuant to the December 2015 Loan Amendment, the parties agreed to amend certain terms and conditions of the (a) November 13, 2014 Second Amended Letter Loan Agreement (the “Amended Letter Loan”) and (b) November 13, 2014 Second Amended Promissory Note (the “Amended Note”), and to agree to certain other terms and conditions relating to the security interests originally granted in connection with the Amended Letter Loan and Amended Note.  Specifically, the December 2015 Loan Amendment (i) required us to transfer all of our oil and gas interests and equipment to our newly formed wholly-owned Texas subsidiary, CATI Operating LLC (“CATI”); (ii) clarified that following the transfer, Rogers had no right to foreclose upon the Company (at the Nevada corporate parent level) upon the occurrence of an event of default under the Amended Letter Loan or Amended Note, and that instead Rogers would only take action against CATI and its assets; and (iii) required Rogers to release all UCC and other security filings on the Company (provided that Rogers is allowed to file the same filings on CATI and its assets).  Subsequently, we formally assigned all of our oil and gas interests and equipment to CATI pursuant to an Assignment and Bill of Sale dated December [ ], 2015, which we entered into with CATI (the “Bill of Sale”).

On December 16, 2015, we, CATI and Rogers entered into an Assignment, Novation, and Assumption Agreement (the “Assignment Agreement”). Pursuant to the Assignment Agreement, we assigned our obligations under the Amended Letter Loan, Amended Note, and the August 13, 2013 Security Agreement and August 13, 2013 Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing (collectively, the “Loan Documents”), to CATI, as if CATI had originally been parties thereto, CATI agreed to assume such obligations and to take whatever actions requested by Rogers in order for Rogers to secure the amounts owed under the Amended Note, and Rogers agreed to release us (at the parent company level) from any obligations under the Loan Documents, other than under the December 2015 Loan Amendment.

The foregoing descriptions of the December 2015 Loan Amendment, Bill of Sale and Assignment Agreement, are not complete and are qualified in their entirety by reference to the December 2015 Loan Amendment, Bill of Sale and Assignment Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*
Amendment Dated December 14, 2015, to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, both dated November 13, 2014, by and between Lucas Energy, Inc. and Louise H. Rogers

10.2*	Assignment and Bill of Sale dated December 2015, by and between Lucas Energy, Inc. and CATI Operating LLC
10.3*	Assignment, Novation, and Assumption Agreement dated December 16, 2015, by and between Lucas Energy, Inc., CATI Operating LLC and Louise H. Rogers

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date:  December 18, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1*
Amendment Dated December 14, 2015, to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, both dated November 13, 2014, by and between Lucas Energy, Inc. and Louise H. Rogers

10.2*	Assignment and Bill of Sale dated December 2015, by and between Lucas Energy, Inc. and CATI Operating LLC
10.3*	Assignment, Novation, and Assumption Agreement dated December 16, 2015, by and between Lucas Energy, Inc., CATI Operating LLC and Louise H. Rogers

* Filed herewith.